                                                                   EXHIBIT 2.1

                        COMMON STOCK PURCHASE AGREEMENT

    THIS COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered
into as of January   , 1998, by and among ACACIA RESEARCH CORPORATION, a
California corporation (the "Purchaser"),                      , (the "Seller").

                                   RECITALS:

    WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser
desires to purchase from the Seller, shares of the Common Stock,         par
value, of                      , a                      corporation ("
              "), for the consideration set forth herein.

    NOW, THEREFORE, in consideration of the mutual promises and agreements herein, and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

                                   ARTICLE 1
                          PURCHASE AND SALE OF SHARES

    1.1 PURCHASE AND SALE. On the basis of the representations, warranties, covenants, and agreements, and subject to the satisfaction or waiver of the terms and conditions, set forth herein, the Seller agrees to sell to the
Purchaser and the Purchaser agrees to purchase from Seller         shares of
                     Common Stock (the "        Shares") for an aggregate
purchase price of $        worth of Purchaser's Common Stock, or         shares,
issued in the name of the Seller within    business days of the Closing (the
"Acacia Shares"). The Acacia Shares will be valued based upon its average trading price (the average of the high and low trading prices) as reported on
Nasdaq NMS for the ten trading days prior to Closing, or $     per share. The
Acacia Shares received by Seller will be restricted securities.

    1.2 THE CLOSING OF PURCHASE AND SALE OF COMMON STOCK. Such purchase and sale shall take place at a closing (the "Closing") to be held at the offices of
Purchaser, 12 South Raymond Avenue, Pasadena, California 91105, on January   ,
1998. At the Closing, the Seller will convey and deliver one certificate, duly
endorsed for transfer to Purchaser, evidencing the         Shares.

                                   ARTICLE 2
                   REPRESENTATIONS AND WARRANTS BY PURCHASER

    Purchaser represents, warrants, agrees, and covenants that:

    2.1  AUTHORIZATION.

        (i) Purchaser is duly authorized to execute and deliver this Agreement and instruments executed in connection herewith;

        (ii) Purchaser is a duly organized and validly existing corporation in good standing under the laws of the State of California and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as proposed to be conducted. Purchaser is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions in which the nature of the respective business conducted or property owned by it makes such qualification necessary;

       (iii) this Agreement and each other agreement and instrument contemplated hereby constitute the valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms;

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        (iv) the execution, delivery and performance of this Agreement will not breach, violate or conflict with its Articles of Incorporation or Bylaws or any material agreement to which Purchaser is a party or is bound;

        (v) no consent or approval of any Person is required in connection with the execution, delivery and performance of this Agreement and such other agreements and instruments by Purchaser which has not heretofore been obtained.

    2.2 ACACIA SHARES. The Acacia Shares have been duly authorized, are validly issued and are fully paid and nonassessable.

    2.3  INVESTMENT.  Purchaser is acquiring the         Shares for investment
for its own account, and not with the view to, or for resale in connection with, any "distribution" of all or any portion thereof within the meaning of the
Securities Act. Purchaser understands that the         Shares to be purchased
hereunder have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of Purchaser's investment intent and the accuracy of Purchaser's representations as expressed herein. Purchaser also represents that it has not been organized solely for the purpose
of acquiring the         Shares. Purchaser acknowledges that the         Shares
being purchased hereunder must be held indefinitely unless the transfer thereof is registered under the Securities Act or unless an exemption from such registration is available.

    2.4 OTHER. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim upon or against Seller for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser and Purchaser agrees to indemnify and hold Seller harmless against any such commissions, fees or other compensation.

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

    Seller represents, warrants, agrees and covenants that:

    3.1 NO SOLICITATION. This Agreement was in no way a result of a solicitation by the Purchaser of Seller

    3.2 DUE DILIGENCE AND EXAMINATION. Seller and his advisers have relied on their own examination of reports filed by the Purchaser under the Exchange Act and other publicly available information relating to the Purchaser, the Purchaser's business and finances (collectively, the "Information"), and any and all other information deemed relevant by the Seller in order to make an informed investment decision regarding this Agreement, and have reviewed and received such Information and understand the Information and this Agreement.

    3.3 SOPHISTICATION. Seller has such knowledge and experience in financial, tax, and business matters so as to enable the Seller to utilize the information made available to the undersigned in connection with this Agreement to evaluate the merits and risks of such and to make an informed investment decision with respect thereto. Seller is not relying on the Purchaser with respect to the legal, tax, and other economic considerations of this Agreement and has obtained, or had the opportunity to obtain the advice of Seller's own legal, tax, and other advisors.

    3.4 COOPERATION. Seller hereby agrees to provide such information and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Purchaser is subject, including, without limitation, such additional information as the Purchaser may deem appropriate with regard to the Seller's suitability.

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
    3.5  GOOD AND MARKETABLE TITLE.  Seller has, and at the Closing, Purchaser
will receive, good and marketable title to the         Shares, free and clear of
all liens, claims, security interests, charges and encumbrances.

    3.6  AUTHORITY; ENFORCEABLE AGREEMENTS.

        (i) Seller has full legal capacity and authority to enter into, execute and deliver this Agreement and each other agreement and instrument executed in connection herewith;

        (ii) this Agreement and such other agreements and instruments contemplated hereby constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms;

       (iii) the execution, delivery and performance of this Agreement will not breach, violate or conflict with any agreement to which Seller is a party or is bound;

        (iv) no consent or approval of any Person is required in connection with the execution, delivery and performance of this Agreement and such other agreements and instruments by Seller which has not heretofore been obtained.

    3.7 INVESTMENT. Seller is acquiring the Acacia Shares for investment for his own account, and not with the view to, or for resale in connection with, any "distribution" of all or any portion thereof within the meaning of the Securities Act. Seller understands that the Acacia Shares to be acquired hereunder have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of Seller's investment intent and the accuracy of Seller's representations as expressed herein. Seller has not offered or sold any portion of the Acacia Shares being acquired nor does the Seller have any present intention of selling, distributing or otherwise disposing of any portion of the Acacia Shares, which may be a violation of the Securities Act. Seller acknowledges that the Acacia Shares being acquired hereunder must be held indefinitely unless the transfer thereof is registered under the Securities Act or unless an exemption from such registration is available, and that each share certificate representing Acacia Shares shall bear a legend setting forth the restrictions on the transfer thereof substantially in the following form:

    "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED AND
    (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

    Seller is an "accredited investor" as defined in Rule 501 under the Securities Act.

    3.8 RULE 144. Seller acknowledges that he is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement, subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about Purchaser, the resale occurring after the expiration of minimum holding periods after a party has purchased and paid for the security to be sold, the sale being affected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations (except as provided in Rule 144(k)).

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                                   ARTICLE 4
               REGISTRATION RIGHTS WITH RESPECT TO ACACIA SHARES

    4.1  REGISTRATION RIGHTS.

        (a) REGISTRATION. If at any time, the Purchaser proposes to register (including a registration effected by the Purchaser for stockholders other than the Seller) any of its securities under the Securities Act in connection with the public offering of such securities (other than a registration form relating to: (i) a registration of a stock option, stock purchase or compensation or incentive plan or of stock issued or issuable pursuant to any such plan, or a dividend investment plan; (ii) a registration of securities proposed to be issued in exchange for securities or assets of or in connection with a merger or consolidation with another entity; or (iii) a registration of securities proposed to be issued in exchange for, or as a right exercisable only by holders of, other securities of the Purchaser), the Purchaser shall promptly (but in no event later than 30 days after such notice) give the Seller written notice of such registration. Upon the written request of the Seller given within 15 days after receipt of such written notice from the Purchaser, the Purchaser shall, subject to the provisions of this Section 4 (in the case of an underwritten offering), include in the registration statement to be filed by it under the Securities Act in connection with such offering all of the Acacia Shares that the Seller has requested to be registered.

        The right of the Seller to "piggyback" in a underwritten public offering of the Purchaser's securities pursuant to this Section 4.1(a) shall be conditioned upon the Seller's participation in such underwriting and the inclusion of the Acacia Shares in the underwriting to the extent provided herein. If the Seller proposes to distribute its securities through such underwriting, the Seller shall (together with the Purchaser and any other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Purchaser. Notwithstanding any other provision of this Section 4.1, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the Purchaser shall so advise all stockholders participating in the underwriting and registration, and the number of securities that may be included in the registration and underwriting shall be allocated first to the Purchaser, and then any remaining shares shall be allocated among such stockholders pro rata based on the number of shares for which registration was requested.

        Seller shall promptly notify the Purchaser of the proposed manner of sale of any Acacia Shares to be sold pursuant to such Registration Statement other than in an unsolicited brokers' transactions including only usual and customary brokers' commissions. Seller shall not undertake any such transactions other than unsolicited brokers' transactions including only usual and customary brokers' commissions unless (i) Seller shall have furnished all information required to be disclosed in any related prospectus supplement, and (ii) Seller shall have agreed in writing to bear all costs of registration and related expenses (including attorneys' fees).

        (b)  SUSPENSION OF EFFECTIVENESS.  The Purchaser's obligations under
    Section 4.1(a) above shall not restrict its ability to suspend the effectiveness of, or direct the Seller not to offer or sell securities under, the Registration Statement, at any time, for such reasonable period of time which the Purchaser believes is necessary to prevent the premature disclosure of any events or information having a material effect on the Purchaser. In addition, the Purchaser shall not be required to keep the Registration Statement effective, or may, without suspending such effectiveness, instruct the Seller not to sell such securities, during any period during which the Purchaser is instructed, directed, ordered or otherwise requested by any governmental agency or self-regulatory organization to stop or suspend such trading or sales.

        (c) HOLDBACK AGREEMENT. In the event of any filing of a prospectus supplement or the commencement of an underwritten public distribution of the Purchaser's Common Stock under a

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    Registration Statement, the Seller agrees not to effect any public sale or distribution of the Purchaser's Common Stock, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during a period designated by the Purchaser in a written notice duly given to the Seller, which period shall commence approximately 14 days prior to the effective date of any such filing of such prospectus supplement or the commencement of such underwritten public distribution of such Common Stock under a Registration Statement and shall continue for up to 134 consecutive days.

        (d) REGISTRATION PROCEDURES. Except as otherwise expressly provided herein, in connection with any registration of Acacia Shares pursuant to this Agreement, the Purchaser shall:

            (i) furnish to the Seller one or more copies of the definitive final prospectus filed with the SEC;

            (ii) notify the Seller, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such Registration Statement (including any document to be incorporated by reference therein) contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of the Seller, the Purchaser shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Acacia Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to the Seller any such supplement or amendment; and

           (iii) notify the Seller promptly, and (if requested by any such Person) confirm such advice in writing, (1) when the Registration Statement, the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose and the Purchaser shall promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued and (3) of the receipt by the Purchaser of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Acacia Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

        The Purchaser may require the Seller to furnish to the Purchaser such information regarding themselves and the distribution of such Acacia Shares as the Purchaser may from time to time reasonably request in writing and such other information as may be legally required in connection with such registration. The Seller agrees, by his acquisition of Acacia Shares and his acceptance of the benefits provided to it hereunder, to furnish promptly to the Purchaser all information required to be disclosed in order to make any previously furnished information not materially misleading.

        The Seller agrees, in connection with any disposition of Acacia Shares, to comply with all applicable prospectus delivery requirements of the SEC. The Seller further agrees that upon receipt of any notice from the Purchaser of the happening of any event of the kind described herein requiring the cessation of the distribution of a prospectus or the distribution of a supplemented or amended prospectus, the Seller will forthwith discontinue disposition of Acacia Shares pursuant to the Registration Statement covering such Acacia Shares until the Seller's receipt of the copies of the supplemented or amended prospectus contemplated by this Agreement, or until it is advised in writing by the Purchaser that the use of the prospectus may be resumed, and, if so directed by the Purchaser, the Seller will deliver to the Purchaser (at the Purchaser's expense) all copies, other than permanent file

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    copies then in the Seller's possession, of the prospectus covering such
    Acacia Shares current at the time of receipt of such notice.

        (e) REGISTRATION EXPENSES. All expenses incident to the Purchaser's performance of or compliance with the registration of shares pursuant to this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, fees and expenses of counsel for the Purchaser and its independent certified public accountants, (all such expenses being herein called "Registration Expenses") will be borne by the Purchaser; provided that in no event shall Registration Expenses payable by the Purchaser include any (i) underwriting discounts, commissions, or fees attributable to the sale of Acacia Shares,
    (ii) fees and expenses of any counsel, accountants, or other persons retained or employed by the Seller, or (iii) transfer fees, if any.

        (f) ASSIGNMENT OR TRANSFER. The rights granted to the Seller pursuant to this Article 4 may not be, directly or indirectly, assigned, or transferred.

                                   ARTICLE 5
                                  DEFINITIONS

    5.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "ACACIA SHARES" shall have the meaning assigned to that term in Section
    1.1 of this Agreement.

        "AGREEMENT" means this Common Stock Purchase Agreement, including all Schedules, as from time to time amended and in effect between the parties hereto.

        "CLOSING" shall have the meaning assigned to that term in Section 1.2 of this Agreement.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as shall be in effect at the time.

        "PERSON" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

        "PURCHASER" means Acacia Research Corporation, a California corporation, and its successors and assigns.

        "REGISTRATION STATEMENT" means the registration statement or comparable document under Securities Act through which a public sale or disposition of the Acacia Shares may be registered, including the prospectus, amendments and supplements to such registration statement, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

        "SEC" means the Securities and Exchange Commission and successors thereto.

        "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, as shall be in effect at the time.

        "                     " means                      , a
    corporation, and its successors and assigns.

        "        SHARES" shall have the meaning assigned to that term in Section
    1.1 of this Agreement.

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                                   ARTICLE 6
                                 MISCELLANEOUS

    6.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

    6.2 AMENDMENTS, WAIVERS AND CONSENTS. Any provision in this Agreement to the contrary notwithstanding, no changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may not be omitted or waived, without the prior written consent of the parties. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    6.3 ADDRESSES FOR NOTICES, ETC. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, by certified or registered mail, or telegraphed or delivered to the applicable party at the addresses indicated below:

    If to Purchaser:

          Acacia Research Corporation
          12 South Raymond Avenue
          Pasadena, California 91105
          Attention:  Kathryn King-Van Wie, Chief Operating Officer

    with a copy to:

          O'Melveny & Myers LLP
          400 South Hope Street
          Los Angeles, California 90071
          Attention:  D. Stephen Antion, Esq.

    If to Seller:






    6.4 COSTS, EXPENSES AND TAXES. Each party shall pay its own fees in connection with the investigation, preparation, execution and delivery of this Agreement and other instruments and documents to be delivered hereunder and the transactions contemplated hereby and thereby. In addition, Seller shall pay any and all material stamp and other taxes payable or determined to be payable by Seller in connection with the execution and delivery of this Agreement and other instruments and documents to be delivered hereunder or thereunder, and agrees to save Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and filing fees. In the event of any controversy, claim or dispute among the parties hereto arising out of or relating to this Agreement, or any breach hereof, the prevailing party shall be entitled to recover from the losing party reasonable attorney's fees, expenses and costs.

    6.5 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Seller and the Purchaser and their respective successors and assigns.

    6.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement or any other instrument or document delivered in connection herewith or therewith, shall

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survive the execution and delivery hereof or thereof for a period of three (3)
years from the date of this Agreement.

    6.7 PRIOR AGREEMENTS. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

    6.8 SEVERABILITY. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

    6.9 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

    6.10 HEADINGS. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

    6.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

    6.12 FURTHER ASSURANCES. From and after the date of this Agreement, upon the reasonable request of Purchaser, the Seller shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the transactions contemplated hereby.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          ACACIA RESEARCH CORPORATION

                                          By:
                                              ----------------------------------
                                              Kathryn King-Van Wie
                                              Chief Operating Officer

                                          --------------------------------------

                                          By:
                                              ----------------------------------

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